UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Aligos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39617	82-4724808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Corporate Dr., 2nd Floor South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(800) 466-6059

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALGS	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2026, Aligos Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As further described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting, the Company’s stockholders approved an amendment (the “ESPP Amendment”) to the Company’s 2020 Employee Stock Purchase Plan (the “ESPP”), which was approved by the Board of Directors (the “Board”) on April 22, 2026 and became effective upon stockholder approval at the Annual Meeting.

The ESPP Amendment amends the ESPP (as amended, the “Amended ESPP”) to (i) reserve an additional 500,000 shares for issuance under the Amended ESPP and make them available for purchase under the Amended ESPP’s offering periods, including the offering period that commenced under the ESPP on November 15, 2025, and (ii) eliminate the “evergreen” provision in the ESPP, which currently provides for automatic annual increases to the share reserve through 2030, such that the share reserve under the Amended ESPP will be a fixed number of shares not subject to any further automatic increases.

The terms and conditions of the Amended ESPP are described in the section entitled “Proposal 3 – Approval of Amendment to our 2020 Employee Stock Purchase Plan” included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2026 (the “Proxy Statement”). This description is incorporated by reference into Item 5.02 of this Current Report on Form 8-K.

The above and the incorporated descriptions of the Amended ESPP are qualified in their entirety by reference to the ESPP Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on five proposals, each of which is described in more detail in the Proxy Statement. Only stockholders of record as of the close of business on April 27, 2026, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 5,388,223 shares of the Company’s voting common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1. The election of two Class III directors to hold office until the 2029 annual meeting of stockholders or until their respective successors are duly elected and qualified. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bridget Martell, M.A., M.D.	2,092,164	88,707	1,613,003
Carole Nuechterlein, J.D.	2,086,481	94,390	1,613,003

Proposal 2. The ratification of the selection by the audit committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
3,786,255	7,484	135

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 3. The approval of an amendment to the ESPP to (i) reserve an additional 500,000 shares for issuance under the Amended ESPP and make them available for purchase under the Amended ESPP’s offering periods, and (ii) eliminate the “evergreen” provision in the ESPP. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,161,966	17,797	1,108	1,613,003

Proposal 4. The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,074,434	98,358	8,079	1,613,003

Proposal 5. The approval, on a non-binding, advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers. The results of the vote were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
2,077,884	2,947	97,350	2,690	1,613,003

Based on these voting results, and the recommendation of the Company’s Board that was included in the Proxy Statement, the Company has determined that it will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next stockholder advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to the Aligos Therapeutics, Inc. 2020 Employee Stock Purchase Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGOS THERAPEUTICS, INC.

Date: June 26, 2026	By:	/s/ Lesley Ann Calhoun
Lesley Ann Calhoun
Executive Vice President, Chief Operating Officer and Chief Financial Officer